Exhibit 99.3

SHARE PURCHASE AGREEMENT

between

LIBRA FUND II LUXEMBOURG S.A.R.L.

and

OSISKO GOLD ROYALTIES LTD

Dated November 16, 2014

TABLE OF CONTENTS

Article 1 Interpretation and Schedules		1
1.1	Headings	1
1.2	Statutory References	2
1.3	Number, Gender and Persons	2
1.4	Currency	2
1.5	Schedules	2
Article 2 Purchase and Sale		2
2.1	Purchase and Sale	2
2.2	Determination of Purchase Price	2
2.3	Payment of Purchase Price	3
2.4	Adjustment of Share Purchase Price	3
2.5	Closing	4
Article 3 Representations and Warranties		4
3.1	Vendor's Representations and Warranties	4
3.2	Purchaser's Representations and Warranties	10
Article 4 Confidentiality		11
4.1	Confidentiality	11
Article 5 General		11
5.1	Further Assurances	11
5.2	Entire Agreement	11
5.3	Amendment	11
5.4	Waiver	12
5.5	Governing Law; Waiver of Jury Trial	12
5.6	Time of the Essence	12
5.7	Expenses	12
5.8	Notices	12
5.9	Severability	13
5.10	Remedies	13
5.11	Assignability	14
5.12	Successors and Assigns	14
5.13	No Third-Party Beneficiaries	14
5.14	Execution in Counterparts	14
5.15	Electronic Delivery	14
SCHEDULE "A" IRREVOCABLE PROXY		1

- i -

SCHEDULE "B" FORM OF DECLARATION FOR REMOVAL OF LEGEND	1

- ii -

SHARE PURCHASE AGREEMENT

THIS AGREEMENT (this "Agreement") is made as of November 16, 2014

B E T W E E N

OSISKO GOLD ROYALTIES LTD

a corporation existing under the
Business Corporations Act (Québec)

(hereinafter referred to as the "Purchaser")

- and –

LIBRA FUND II LUXEMBOURG S.A.R.L.

a Luxembourg limited liability company

(hereinafter referred to as the "Vendor")

RECITALS:

WHEREAS Virginia Mines Inc. (the "Virginia") is a corporation duly incorporated, organized and subsisting under the laws of Canada;

AND WHEREAS the Vendor is an investment company, having legal ownership of one or more accounts (the "Accounts") that hold 2,387,616 common shares (the "Virginia Shares") in the capital of Virginia (the "Subject Shares"), all of which shares are listed and posted for trading on the Toronto Stock Exchange;

AND WHEREAS the Vendor desires to sell and the Purchaser desires to purchase the Subject Shares, upon and subject to the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereby agree as follows:

ARTICLE 1
INTERPRETATION AND SCHEDULES

1.1           Headings

The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The terms "this Agreement", "hereof", "herein", "hereto", "hereunder" and similar expressions refer to this Agreement and the schedules attached hereto and not to any particular article, section or other portion hereof and include any agreement, schedule or instrument supplementary or ancillary hereto or thereto.

1.2           Statutory References

Any reference in this Agreement to a statute includes all regulations and rules made thereunder, all amendments to such statute or regulation in force from time to time and any statute or regulation that supplements or supersedes such statute or regulation.

1.3           Number, Gender and Persons

In this Agreement, unless the context otherwise requires, words importing the singular only shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter, and the word person and all words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any Governmental Entity, political subdivision or instrumentality thereof) and any other entity of any kind or nature whatsoever.

1.4           Currency

Unless otherwise stated, all references in this Agreement to amounts of money are expressed in lawful money of Canada, and "$" refers to Canadian dollars.

1.5           Schedules

The following schedules are attached to, and are deemed to be incorporated into and form part of, this Agreement:

Schedule	Matter
Schedule "A"	Form of Irrevocable Proxy
Schedule "B"	Form of Declaration for Removal of Legend

ARTICLE 2
PURCHASE AND SALE

2.1           Purchase and Sale

The Vendor, on behalf of the Accounts, hereby sells, transfers and assigns and the Purchaser hereby purchases, all of the Vendor's and the Accounts' right, title and interest in and to the Subject Shares free and clear of all Encumbrances (as defined herein) upon and subject to the terms and conditions hereof.

2.2           Determination of Purchase Price

The aggregate purchase price (the "Purchase Price") payable by the Purchaser to the Vendor, on behalf of the Accounts, for the Subject Shares shall be equal to C$33,871,679.94. The parties agree that the Purchase Price shall be satisfied by the delivery of 2,196,607 common shares in the capital of the Purchaser (the "Osisko Shares"), being 0.9200 Osisko Share per Subject Share.

2.3           Payment of Purchase Price

The parties agree that, effective as of the date of this Agreement, the Vendor hereby transfers to the Purchaser ownership of the Subject Shares, including, without limitation, all its beneficial interest in the Subject Shares, all rights to unpaid dividends and other distributions whatever the record date, all rights to vote the Subject Shares. The Vendor will take all steps necessary reasonably requested by the Purchaser to ensure that the Purchaser is immediately entitled to enjoy and to exercise that interest and those rights effective immediately.

At Closing (as defined herein):

(a)
the Purchaser shall deliver to the Vendor, certificate(s) representing all of the Osisko Shares, or, if the Osisko Shares are not in a certificated form, otherwise provide good title of the Osisko Shares to the Vendor in such other manner as agreed to by the parties;

(b)
the Vendor, on behalf of the Accounts, shall deliver to the Purchaser or, as directed by the Purchaser in writing, to an Affiliate (as such term is defined in National Instrument 45-106, Prospectus and Registration Requirements) of the Purchaser, certificate(s) representing all of the issued and outstanding Subject Shares, duly endorsed in blank for transfer or accompanied by duly signed powers of attorney for transfer in blank, or, if the Subject Shares are not in a certificated form, otherwise provide good title of the Subject Shares to the Purchaser in such other manner as agreed to by the parties; and

(c)	the Vendor, on behalf of the Accounts, shall deliver to the Purchaser a duly executed irrevocable proxy in favour of the Purchaser in the form attached Schedule "A" hereto.

2.4           Adjustment of Share Purchase Price

(a)
If at any time in the twelve-month period following the date of this Agreement any person or group of persons acting jointly or in concert, including, for the avoidance of doubt, the Purchaser, acquires all or substantially all of the assets of Virginia and its subsidiaries, taken as a whole, or acquires all of the Virginia Shares (any such transaction being a "Price Protection Transaction") then, within five business days following completion of the Price Protection Transaction, the Purchaser shall pay, or cause an Affiliate to pay, to the Vendor, the Adjustment Payment (as defined herein), if applicable, in immediately available funds.

(b)	The "Adjustment Payment" will be equal to:

(i)
if the Purchaser or any of its Affiliates or any person acting jointly or in concert with the Purchaser completes a Price Protection Transaction, an additional amount on account of each Subject Share equal to the amount by which the consideration received by the holders of the Virginia Shares pursuant to the Price Protection Transaction (the "Transaction Consideration") exceeds the greater of C$14.19 per Virginia Share and 0.9200 Osisko Share; and

(ii)
if any other person or entity completes a Price Protection Transaction, an additional amount on account of each Subject Share that is equal to 100% of the difference between the amount by which the Transaction Consideration exceeds the greater of C$14.19 per Virginia Share and 0.9200 Osisko Share.

(c)	If all or any portion of the Transaction Consideration is in the form of:

(i)	cash, the consideration shall be valued based on the face value of the cash;

(ii)
publicly traded securities, the consideration shall be valued based on the closing price of such securities on the date of the completion of the Price Protection Transaction on the published market on which the greatest volume of trading in such securities occurred over the twenty days preceding such date;

(iii)
securities that are not publicly traded until the date of the completion of the Price Protection Transaction, the consideration shall be valued based on the closing price of such securities on the five trading days following the completion of the Price Protection Transaction on the published market on which the greatest volume of trading in such securities occurred over such period; or

(iv)	any other consideration, the consideration shall be valued at its fair market value as the Vendor and the Purchaser shall mutually agree, acting reasonably.

(d)
If all or any portion of the Transaction Consideration has a value expressed in a currency other than Canadian dollars, then the value of that consideration will be expressed in Canadian dollars based upon a conversion rate of exchange equal to the noon spot rate quoted by the Bank of Canada on the date of the completion of the Price Protection Transaction for the purchase of Canadian dollars using the currency in which the consideration (or portion thereof) was originally denominated.

(e)
In the event of any disagreement between the parties with respect to the calculation of the Transaction Consideration, the matter will be submitted to an internationally recognized firm of chartered accountants independent of both parties and their Affiliates to be agreed upon by the parties. The decision of such firm of chartered accountants as to the value of the Adjustment Payment will be final and binding.

2.5           Closing

The sale and purchase of the Subject Shares will be completed as soon as possible after the execution and delivery of this Agreement by the Vendor and the Purchaser at the offices of the Purchaser (the "Closing").

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1           Vendor's Representations and Warranties

The Vendor represents and warrants to the Purchaser that:

(a)	the Vendor is a Luxembourg limited liability company, duly incorporated, organized and subsisting under the laws of Luxembourg;

(b)
the Vendor is the legal and the beneficial owner of the Subject Shares free and clear of all liens, charges, encumbrances, hypothecs, pledges, mortgages, security interests of any nature, adverse claims, options, rights of pre-emption, and any other rights of others (collectively, "Encumbrances");

(c)
other than the Subject Shares, neither the Vendor nor any of its Affiliates own or exercise investment authority over any securities of Virginia or any of its subsidiaries or any securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, securities of Virginia or its subsidiaries;

(d)
the Vendor has good and sufficient power, authority and right to enter into and deliver this Agreement and to transfer the legal and beneficial title and ownership of the Subject Shares on behalf of the Accounts to the Purchaser free and clear of all Encumbrances and, upon payment of the Purchase Price, the Purchaser will acquire good and valid title to the Subject Shares, free and clear of all Encumbrances;

(e)	the Vendor is authorized to sell and transfer to the Purchaser the full legal and beneficial ownership of the Subject Shares on the terms of this Agreement without the consent of any third party;

(f)	the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Vendor;

(g)
this Agreement constitutes a valid and legally binding obligation of the Vendor, enforceable against the Vendor in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of the court;

(h)
There is no contract, option or any other right of another party binding upon or which at any time in the future may become binding upon the Vendor to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Subject Shares other than pursuant to the provisions of this Agreement;

(i)
there is no outstanding voting trust, proxy or other similar agreement with respect to the voting of the Subject Shares, other than the proxy granted to the Purchaser as contemplated under the terms of this Agreement;

(j)	to the Vendor's knowledge, neither entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by the Vendor will result in the violation of:

(i)	any of the provisions of the organizational documents or by-laws of the Vendor;

(ii)	any contract (written or oral) or other instrument to which the Vendor is a party or by which the Vendor is bound; or

(iii)
any law, statute, rule, regulation, or any existing applicable decree, judgment, or order by any court, administrative agency, or other governmental body (collectively, "Law"), in respect of which the Vendor must comply;

(k)	the Vendor has not disclosed to the Purchaser any confidential or material, non-public information concerning the Virginia Shares or Virginia;

(l)	the Vendor is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction which would apply to this subscription, if any;

(m)
the Vendor is permitted to purchase and hold the Osisko Shares pursuant to exemptions from any prospectus, financial promotion or registration requirements under the applicable securities legislation of any applicable jurisdiction or, if such is not applicable, the Vendor is permitted to purchase and hold the Osisko Shares under the applicable securities laws of such jurisdiction without the need to rely on exemptions;

(n)
the Vendor understands that the Vendor may not be able to resell the Osisko Shares except in accordance with limited exemptions available under applicable securities legislation and regulatory policy, and that the Vendor is solely responsible for the Vendor's compliance with applicable resale restrictions;

(o)
the Vendor has not received or been provided with any offering memorandum, or any other document (other than annual financial statements, interim financial statements or any other document (excluding offering memoranda, prospectuses or other offering documents) the content of which is prescribed by statute or regulation and which has been publicly filed on SEDAR) describing the business and affairs of the Purchaser, which has been prepared for delivery to and reviewed by prospective purchasers in order to assist them in making an investment decision in respect of the Osisko Shares;

(p)
the Vendor has relied solely upon publicly available information relating to the Purchaser and not upon any oral or written representation as to fact or otherwise made by or on behalf of the Purchaser;

(q)
no person has made any written or oral representations to the Vendor that any person will resell or repurchase any of the Osisko Shares, that any person will refund the purchase price of any of the Osisko Shares or as to the future price or value of the Osisko Shares;

(r)	the Vendor will not resell any of the Osisko Shares except in accordance with the provisions of applicable securities legislation, securities regulatory policy, and stock exchange rules;

(s)
if the Vendor is an institutional "accredited investor" that satisfies one or more of the criteria set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the United States Securities Act of 1933, as amended (the "1933 Act") (hereinafter referred to as an "Institutional Accredited Investor"), and is purchasing the Osisko Shares for investment purposes only for its own account or for the account of one or more Institutional Accredited Investors with respect to which it exercises sole investment discretion, and not with a view to any resale, distribution or other disposition of Osisko Shares in violation of United States federal or state securities laws;

(t)
the Vendor has not become aware of any advertisement in printed media of general and regular paid circulation or on radio, television or other form of telecommunication or any other form of advertisement (including electronic display or the Internet) or sales literature with respect to the distribution of the Osisko Shares and the Vendor has not purchased the Osisko Shares as a result of any "general solicitation" or "general advertising" (as those terms are used in Regulation D under the 1933 Act) ;

(u)
the Vendor understands and acknowledges that Osisko Shares have not been and will not be registered under the 1933 Act or the securities laws of any state of the United States, and will, therefore, be "restricted securities" within the meaning of Rule 144 under the 1933 Act, and that the offer and sale of the Osisko Shares to it will be made in reliance upon an exemption from registration available to the Purchaser for offers and sales to Institutional Accredited Investors;

(v)
the Vendor understands and acknowledges until such time as Osisko Shares are no longer required under applicable requirements of the 1933 Act or applicable state securities laws, certificates representing such Osisko Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF OSISKO GOLD ROYALTIES LTD. (THE "CORPORATION") THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN  ANOTHER  TRANSACTION  THAT  DOES  NOT  REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF (C) AND (D) ABOVE, AFTER THE SELLER FURNISHES TO THE CORPORATION AND THE CORPORATION'S TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. "

provided, that if, at the time the Purchaser is a "foreign issuer" as defined in Regulation S, such securities are being sold in accordance with the requirements of Rule 904 of Regulation S under the 1933 Act, as referred to above, and in compliance with local laws and regulations, the legend may be removed by providing a declaration to the Purchaser's applicable transfer agent for such securities, in the form attached hereto as Schedule "B" (or as the Purchaser may prescribe from time to time); notwithstanding the foregoing, the Purchaser's applicable transfer agent may impose additional requirements for the removal of legends from securities sold in accordance with Rule 904 of Regulation S under the 1933 Act in the future; provided further, that, if any Osisko Shares are being sold pursuant to Rule 144 under the 1933 Act, the legend may be removed by delivery to the Purchaser and the Purchaser's applicable transfer agent of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Purchaser to the effect that the legend is no longer required under applicable requirements of the 1933 Act or state securities laws;

(w)
the Purchaser is acquiring the Osisko Shares for its own account for investment, without a view to, or for a resale in connection with, any distribution thereof and with no present intention of distributing or reselling any part thereof. The Purchaser was not created or used solely to purchase or hold the Osisko Shares. The Purchaser is resident in the United States and all acts of solicitation, conduct or negotiations directly or indirectly in furtherance of the purchase of the Osisko Shares occurred outside of Canada (except in Ontario) ;

(x)
the Vendor is purchasing the Osisko Shares as principal for its own account and not for the benefit of any other person, it is an "accredited investor" as defined in section 1.1 of National Instrument 45-106 Prospectus and Registration Exemptions, and is not a person that is created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in section 1.1 of National Instrument 45-106 Prospectus and Registration Exemptions (unless each of the shareholders of such person is an "accredited investor" under such instrument);

(y)
the Vendor acknowledges that the certificates representing the Osisko Shares (or any certificates issued in exchange or in substitution thereof), will bear the following legends with the necessary information inserted:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE WILL BE INSERTED]." and

"WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE WILL BE INSERTED]."

provided that subsequent to the date which is four months and one day after the Closing Date the certificates representing the Osisko Shares may be exchanged for certificates bearing no such legends;

(z)
The Vendor acknowledges and consents to the Purchaser collecting personal information relating to the Vendor for the purpose of completing this Agreement. The Vendor acknowledges and consents to the Purchaser retaining such personal information for as long as permitted or required by law or business practices. The Vendor further acknowledges and consents to the fact that the Purchaser may be required by Canadian securities laws, the rules and policies of the Toronto Stock Exchange or of any applicable stock exchange to provide regulatory authorities with any personal information provided by the Vendor in this Agreement. Specifically, such consent shall extend to the collection, use and disclosure of personal information by the Toronto Stock Exchange for the following purposes, or as otherwise described or identified by the Toronto Stock Exchange from time to time:

(i)	to conduct background checks;

(ii)	to verify the personal information that has been provided about each individual;

(iii)
to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Purchaser or the applicant;

(iv)	to consider the eligibility of the Purchaser or the applicant to list on the Toronto Stock Exchange;

(v)	to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Purchaser, or its associates or affiliates;

(vi)	to conduct enforcement proceedings; and

(vii)
to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Toronto Stock Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada;

(aa)
The Vendor has been advised that the Toronto Stock Exchange also collects additional personal information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished. The personal information the Toronto Stock Exchange collects may also be disclosed to such agencies and organizations, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above and may also be disclosed on the website of the Toronto Stock Exchange or through printed materials published by or pursuant to the directions of the Toronto Stock Exchange. The Toronto Stock Exchange may from time to time use third parties to process information and/or provide other administrative services and in this regard, may share the information with such third party service providers. The Vendor represents and warrants that the Vendor has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each beneficial purchaser for whom the Vendor is contracting hereunder; and

(bb)	If the Vendor is resident, or, if not an individual, has its head office, in the Province of Ontario, the Vendor acknowledges that it has been notified:

(i)
of the delivery to the OSC of information with respect to the Vendor's full name, residential address (or head office) and telephone number, the number and type of securities received, the total value of such securities, the prospectus exemption relied upon by the Purchaser and the date of distribution (collectively the "Vendor Information");

(ii)	that the Vendor Information is being collected indirectly by the OSC under the authority granted to it by the securities laws of Ontario;

(iii)	that the Vendor Information is being collected for the purposes of the administration and enforcement of the Securities Laws of Ontario;

(iv)
that the Administrative Support Clerk of the OSC can be contacted at Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or at (416) 593-3684 regarding any questions about the OSC's indirect collection of the Vendor Information; and

(v)	the Vendor authorizes the indirect collection of the Vendor Information by the OSC.

The representations and warranties of the Vendor set forth in this Section 3.1 will survive the Closing.

3.2           Purchaser's Representations and Warranties

The Purchaser represents and warrants to the Vendor that:

(a)	the Purchaser is a corporation duly incorporated, organized and subsisting under the laws of the Province of Québec;

(b)	the Purchaser has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions contemplated by this Agreement;

(c)	the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser;

(d)
this Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of the court;

(e)	to the Purchaser's knowledge, neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by the Purchaser will result in a violation of:

(i)	any of the provisions of the organizational documents or by-laws of the Purchaser;

(ii)	any contract (written or oral) or other instrument to which the Purchaser is a party or by which the Purchaser is bound; or

(iii)	any applicable Law in respect of which the Purchaser must comply;

(f)
the Purchaser has had the opportunity to seek independent legal and/or tax advice in connection with the purchase of the Subject Shares and has conducted its own due diligence with respect to the merits of the purchase of the Subject Shares;

(g)	as of the date hereof, no actions or filings are required to be made by the Purchaser in respect of this Agreement other than as required under the applicable securities Laws;

The representations and warranties of the Purchaser set forth in this Section 3.2 will survive the Closing.

ARTICLE 4
CONFIDENTIALITY

4.1           Confidentiality

Except to the extent required by Law, rules or securities policies, including the rules or policies of any relevant stock exchange, (i) no public announcement or news release concerning the matters provided for in this Agreement may be made by the Purchaser without the Vendor's prior written consent and (ii) no copy of this Agreement may be provided by the Purchaser to any person (except to its Affiliates, and their respective directors, officers, employees, advisors or lenders (collectively, "Purchaser Representatives")) without the Vendor's prior consent. The Purchaser shall be entitled to disclose confidential information only to those Purchaser Representatives who, in all cases, need to know such confidential information, directed to hold such information in the strictest of confidence and agree and undertake to maintain the confidential nature of such confidential information and act in accordance with the terms of this provision. To the extent that the Purchaser must make the contents of this Agreement public under the terms of applicable Laws, the Purchaser agrees to omit or censor, in consultation with the Vendor, acting reasonably, any information that would be prejudicial to the interests of the Vendor or the Purchaser, to the extent permitted pursuant to applicable Laws.

The Purchaser hereby consents and agrees to be responsible for any breach of this Section 4.1 by Purchaser Representatives, whether or not they agree in writing to be bound by its terms.

ARTICLE 5
GENERAL

5.1           Further Assurances

Each of the Vendor and the Purchaser shall, from time to time and at all times hereafter, promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further documents and instruments and do all acts and things as the other party may, either before or after the Closing, be reasonably required to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement. If required by applicable securities Laws, each of the Vendor and the Purchaser will execute, deliver and file or assist the other party in filing such reports, undertakings and other documents with respect to the sale of the Securities as may be reasonably required by any securities commission, stock exchange or other regulatory authority.

5.2           Entire Agreement

This Agreement, including the Schedules attached hereto, constitute the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof.  There are no representations, warranties, covenants or conditions with respect to the subject matter hereof except as contained herein.

5.3           Amendment

No amendment to this Agreement may be made unless agreed to by the parties hereto in writing.

5.4           Waiver

No waiver or release by any party shall be effective unless in writing and executed by the party granting such waiver or release and any waiver or release shall affect only the matter, and the occurrence thereof, specifically identified and shall not extend to any other matter or occurrence.

5.5           Governing Law; Waiver of Jury Trial

This Agreement shall be governed by, and be construed in accordance with, the laws of the Province of Québec and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of Québec. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of Québec in respect of all matters arising under and in relation to this Agreement and waives any defences to the maintenance of an action in the Courts of the Province of Québec. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

5.6           Time of the Essence

Time shall be of the essence in this Agreement.

5.7           Expenses

All costs and expenses incurred in connection with this Agreement and each other agreement, document and instrument contemplated by this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

5.8           Notices

All notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.8):

If to the Purchaser:

Osisko Gold Royalties Ltd
1100 Avenue des Canadiens-de-Montréal, Suite 300
Montréal, QC H3B 2S2

Attention:  Sean Roosen, Chairman and CEO
Facsimile:  (514) 933-3290

with a copy (which shall not constitute notice) to:

Bennett Jones
3400 One First Canadian Place
P.O. Box 130
Toronto, Ontario
M5X 1A4

Attention:  Sander A.J.R. Grieve
Facsimile:  (416) 863-1716

If to the Vendor:

Libra Fund Luxembourg S.a.r.l.
c/o Libra Advisors LLC
767 Third Avenue, 21st Floor
New York, NY 10017

Attention:  Ranjan Tandon
Facsimile:  (212) 350-5035

with a copy (which shall not constitute notice) to:

Libra Advisors LLC
767 Third Avenue, 21st Floor
New York, NY 10017

Attention:  Al Matschke
Facsimile:  (212) 350-5035

5.9           Severability

If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

5.10           Remedies

The parties  acknowledges and agree that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other party for which monetary damages would not be an adequate remedy and hereby agree that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond or other security).

5.11           Assignability

No party hereto shall sell, pledge, assign or otherwise transfer its rights under this Agreement without the prior written consent of the other parties and any attempt to do so shall be void, except that the Purchaser may assign or transfer its rights under this Agreement to any affiliate of the Purchaser without the Vendor's consent.

5.12           Successors and Assigns

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

5.13           No Third-Party Beneficiaries

This Agreement is for the sole benefit of the parties to this Agreement and their respective permitted successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.14           Execution in Counterparts

This Agreement may be executed in one or more counterparts, each of which shall conclusively be deemed to be an original and all such counterparts collectively shall be conclusively deemed to be one and the same. Delivery of an executed counterpart of the signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering an executed counterpart of the signature page to this Agreement by facsimile or other electronic means to any other party shall thereafter also promptly deliver a manually executed original counterpart of this Agreement to such other party, but the failure to deliver such manually executed original counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

5.15           Electronic Delivery

Delivery of an executed signature page to this Agreement by either party by facsimile or by PDF via electronic transmission will be as effective as delivery of a manually executed copy of the Agreement by such party.

[Remainder of page left intentionally blank. Signature Page Follows.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

OSISKO GOLD ROYALTIES LTD

Per:	/s/ Sean Roosen
Name: Sean Roosen Title: Chairman and chief Executive Officer

LIBRA FUND II LUXEMBOURG S.A.R.L.

Per:	/s/ Ranjan Tandon
Name: Ranjan Tandon Title: Director

SCHEDULE "A"
IRREVOCABLE PROXY

The undersigned, being the beneficial owner of the below described common shares of Virginia Mines Inc., a corporation incorporated under the laws of Canada (the "Virginia"), for consideration received, hereby make, constitute and appoint, Osisko Gold Royalties Ltd. ("Purchaser"), and any of Purchaser's officers and directors, its true and lawful attorneys, for and in its name, place and stead, to act as its proxy, with full power of substitution and resubstitution, to Vote (as defined herein) the 2,387,616 common shares of Virginia over which the undersigned has investment authority (the "Shares") on the date hereof.

In this proxy, "Vote" means voting in person or by proxy in favor of or against any action, otherwise consenting to a resolution in writing or withholding such written consent in respect of any action or taking other action in favor of or against any action.

This proxy applies to any Vote (i) at any meeting of the shareholders of Virginia, and any adjournment or postponement thereof, or (ii) in connection with any unanimous written resolution of shareholders of Virginia.

This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned in respect of the Shares and shall remain irrevocable so long as the Shares are owned by the undersigned.

Dated: November 16, 2014

LIBRA FUND II LUXEMBOURG S.A.R.L.

By:
Name: Title:

A-1

SCHEDULE "B"
FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	CST Trust Company, as transfer agent for the securities of Osisko Gold Royalties Ltd
AND TO:	Osisko Gold Royalties Ltd

Attention:

The undersigned (a) acknowledges that the sale of common shares of Virginia Mines Inc. ("Virginia") to which this declaration relates, represented by certificate number, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act"), and (b) certifies that (1) the seller is not an "affiliate" (as that term is defined in Rule 405 under the 1933 Act) of Virginia, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the 1933 Act, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S under the 1933 Act.

Dated ●

●

By:
Name: Title:

By:
Name: Title:

B-1